EXHIBIT 99.1
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                                   ZAP [LOGO]


FOR IMMEDIATE RELEASE                               CONTACT: Alex Campbell
                                                             (707) 824-4150 x241

                      ZAP PLAN OF REORGANIZATION CONFIRMED,
                             EMERGES FROM CHAPTER 11

     SEBASTOPOL, Calif. (June 21, 2002) - ZAP (OTC:ZAPPQ) announced today that its Plan of Reorganization has been confirmed by the United States Bankruptcy Court, which clears the way for the Company to emerge immediately from Chapter
11. The Plan includes a merger with two privately held companies as well as a reverse split of its stock.

     The Plan represents a "comprehensive and fair proposal for the payment of outstanding obligations to creditors and all stakeholders," according to ZAP. There were no objections to the Plan. ZAP had filed for Voluntary Chapter 11 Reorganization on March 1, 2002. The Order Confirming the Plan was signed by U.S. Bankruptcy Judge Alan Jaroslovsky on June 20, 2002. The Plan earned support from Company shareholders, secured and unsecured creditors, and employees.

     Under the plan, existing common shareholders stock will be reverse split, and the preferred stock will be converted to common stock. A significant impact of the successful reorganization is the elimination of the majority of the unsecured debt that ZAP had on its balance sheet. Also as a result of the reorganization, the Company will acquire two Sonoma County companies RAP Group, Inc. and Voltage Vehicles.

     Information about the reorganization plan is available on the Company's website at http://www.zapworld.com.

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     CERTAIN STATEMENTS AND INFORMATION INCLUDED IN THIS PRESS RELEASE
CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL DISCUSSION OF FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S PROJECTION, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S FORM 10-K AND OTHER SEC FILINGS.

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                             ZAP  o  One ZAP Drive
117 Morris Street, Sebastopol, CA 95472  USA tel (707)824-4150 fax (707)824-4159
    e-mail: zap@zapworld.com  o  www.zapworld.com  o  Stock Symbol: ZAPPQ
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